                                                                   EXHIBIT 99(B)


THIS MITTS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR MITTS SECURITIES IN CERTIFICATED FORM, THIS MITTS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO A NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS MITTS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO MERRILL LYNCH & CO., INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY MITTS SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. R-                                                             ,00,000 Units
CUSIP 590188 322                           (Each Unit representing $10 principal
                                                     amount of MITTS Securities)


                           MERRILL LYNCH & CO., INC.
                 Global Market Index Target-Term Securities(R)
                             due December   , 2004
                           ("MITTS(R)  Securities")

          Merrill Lynch & Co., Inc., a Delaware corporation (hereinafter referred to as the "Company", which term includes any successor corporation under the Indenture herein referred to), for value received, hereby promises to pay to CEDE & CO., or its registered assigns, the principal sum of
MILLION DOLLARS ($    ,000,000) (the "Principal Amount") plus the Supplemental
Redemption Amount, as defined below, if any, on December   , 2004 (the "Stated
Maturity").

          Payment or delivery of the Principal Amount and the Supplemental Redemption Amount, if any, and any interest on any overdue amount thereof with respect to this Security shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

          This MITTS Security is one of the series of Global Market Index
Target-Term Securities due December   , 2004.

Supplemental Redemption Amount

          The "Supplemental Redemption Amount" with respect to this MITTS Security will equal the sum of the Index Redemption Amounts (as defined below), provided, however, that in no event will the Supplemental Redemption Amount be less than zero.

          The "Index Redemption Amount", for each of the Underlying Indices (as defined below ) equals:
                           ( Adjusted Ending Value - Starting Value)     1
              Principal x  (---------------------------------------) x  ---
                           (            Starting Value             )     3

The Starting Value of the S&P 500 Index equals          , the Starting Value of
the Nikkei 225 Index equals          , and the Starting Value of the Dow Jones
Euro STOXX 50 equals          .  The Adjusted Ending Value for each Underlying
Index will be determined by Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Calculation Agent") and will equal the average or arithmetic mean of the closing values of the applicable Underlying Index, as reduced by the application of the Adjustment Factor on each Calculation Day (as defined below), determined on each of the first five Calculation Days during the Calculation Period (as defined below). If there are fewer than five Calculation Days in the Calculation Period, the Adjusted Ending Value will equal the average or arithmetic mean of the closing values of the applicable Underlying Index on those Calculation Days, as reduced by the application of the Adjustment Factor on each Calculation Day. If there is only one Calculation Day, then the Adjusted Ending Value will equal the closing value of the applicable Underlying Index on that Calculation Day, as reduced by the application of the Adjustment Factor on that Calculation Day. If no Calculation Days occur during the Calculation Period, then the Adjusted Ending Value shall equal the closing value of the applicable Underlying Index determined on the last scheduled Index Business Day (as defined below) in the Calculation Period, as reduced by the application of the Adjustment Factor on that Index Business Day, regardless of the occurrence of a Market Disruption Event (as defined below) on that Index Business Day.

          The "Underlying Indices" are the S&P 500 Index, the Nikkei 225 Index and the Dow Jones Euro STOXX 50 Index.

          The "Adjustment Factor" equals     % per annum and will be prorated
based on a 365-day year and applied each calendar day during the term of the MITTS Securities to reduce the values used to calculate the Index Redemption Amounts on each Calculation Day during the Calculation Period.

          The "Calculation Period" means the period from and including the seventh scheduled Index Business Day prior to the Stated Maturity to and including the second scheduled Index Business Day prior to the Stated Maturity.

          "Calculation Day" means any Index Business Day during the Calculation Period on which a Market Disruption Event has not occurred.

          An "Index Business Day" is any day on which the New York Stock Exchange (the "NYSE") and the American Stock Exchange (the "AMEX") are open for trading and the Underlying Indices or any Successor Indices (as defined below) are calculated and published.

          All determinations made by the Calculation Agent shall be at the sole discretion of the Calculation Agent and, absent a determination by the Calculation Agent of a manifest error, shall be conclusive for all purposes and binding on the Company and Holders and beneficial owners of the MITTS Securities.

Adjustments to the Underlying Indicies; Market Disruption Events

          If at any time the publisher of an Underlying Index changes its method of calculating that Underlying Index, or the value of an Underlying Index changes, in any material respect, or if an Underlying Index is in any other way modified so that the Underlying Index does not, in the opinion of the Calculation Agent, fairly represent the value of that Underlying Index had those changes or modifications not been made, then, from and after that time, the Calculation Agent shall, at the close of business in New York, New York, on each date that the closing value of that Underlying Index is to be calculated, make any adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a calculation of a value of a stock index comparable to that Underlying Index as if those changes or modifications had not been made, and calculate the closing value with reference to the Underlying Index, as adjusted. Accordingly, if the method of calculating an Underlying Index is modified so that the value of that Underlying Index is a fraction or a multiple of what it would have been if it had not been modified, e.g., due to a split, then the Calculation Agent shall adjust that Underlying Index in order to arrive at a value of that Underlying Index as if it had not been modified, e.g., as if the split had not occurred.

          "Market Disruption Event" means, with respect to any Underlying Index, the occurrence or existence of any suspension of, or limitation imposed on, trading, by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise, during the one-half hour period that ends at the regular official weekday time at which trading on the Index Exchange (as defined below) related to that Underlying Index occurs, on:

     (A) the Index Exchange in securities that comprise 20% or more of the value of that Underlying Index or

     (B) any exchanges on which futures or options on that Underlying Index are traded in those options or futures if, in the determination of the Calculation Agent, that suspension or limitation is material.

          For the purpose of the above definition:

     (1) a limitation on the hours and number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular hours of the relevant exchange, and

     (2) a limitation on trading imposed during the course of a day by reason of movements in price otherwise exceeding levels permitted by the relevant exchange will constitute a Market Disruption Event.

          "Index Exchange" means, with respect to any Underlying Index, the principal exchange on which the shares comprising that Underlying Index are traded.

Discontinuance of an Underlying Index

          If publication of any Underlying Index is discontinued and the Calculation Agent determines, in its sole discretion, that a published successor or substitute is comparable to that Underlying Index (a "Successor Index"), then, upon the Calculation Agent's notification of any determination to the Trustee (as defined below) and the Company, the Calculation Agent will substitute the Successor Index for that Underlying Index and calculate the closing value as described above under "--Supplemental Redemption Amount". Upon any selection by the Calculation Agent of a Successor Index, the Company shall cause notice to be given to Holders of the MITTS Securities.

          In the event that the publication of any Underlying Index is discontinued and the Calculation Agent does not select a Successor Index, or the Successor Index is no longer published on any of the Index Business Days during the Calculation Period, the Calculation Agent will compute a substitute value for that Underlying Index in accordance with the procedures last used to calculate that Underlying Index before any discontinuance. If a Successor Index is selected or the Calculation Agent calculates a value as a substitute for any Underlying Index as described below, the Successor Index or value shall be substituted for that Underlying Index for all purposes, including for purposes of determining whether a Market Disruption Event exists.

          If the publication of any Underlying Index is discontinued before the period during which the Index Redemption Amounts are to be determined and the Calculation Agent determines that no Successor Index is available at that time, then on each Business Day until the earlier to occur of the determination of the Adjusted Ending Value for that Underlying Index and a determination by the Calculation Agent that a Successor Index is available, the Calculation Agent will determine the value that would be used in computing the Index Redemption Amount as described in the preceding paragraph as if that day were a Calculation Day. The Calculation Agent will cause notice of each value to be published not less often than once each month in The Wall Street Journal or another newspaper of general circulation, and arrange for information with respect to these values to be made available by telephone.

          A "Business Day" is any day on which the NYSE and the AMEX are open for trading.

     Notwithstanding these alternative arrangements, discontinuance of the publication of any Underlying Index may adversely affect trading in the MITTS Securities.

General

          This MITTS Security is one of a duly authorized issue of securities of the Company, issued and to be issued under an Indenture, dated as of April 1, 1983, as amended (herein referred to as the "Indenture"), between the Company and The Chase Manhattan Bank , as Trustee (herein referred to as the "Trustee", which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the MITTS Securities, and the terms upon which the MITTS Securities are, and are to be, authenticated and delivered.

          The Company hereby covenants for the benefit of the Holders of the MITTS Securities, to the extent permitted by applicable law, not to claim voluntarily the benefits of any laws concerning usurious rates of interest against a Holder of the MITTS Securities.

          The MITTS Securities are not subject to redemption by the Company or at the option of the Holder prior to the Stated Maturity.

          In case an Event of Default with respect to any MITTS Securities shall have occurred and be continuing, the amount payable to a Holder of a MITTS Security upon any acceleration permitted by the MITTS Securities, with respect to each $10 principal amount thereof, will be equal to the $10 principal amount and the Supplemental Redemption Amount, if any, calculated assuming (i) the date of early repayment is the Stated Maturity of the MITTS Securities and (ii) the Adjustment Factor will be applied to the values used to calculate the Supplemental Redemption Amount as if the MITTS Securities had not been accelerated and had remained outstanding to the Stated Maturity.

          In case of default in payment of the MITTS Securities (whether at the Stated Maturity or upon acceleration), from and after the maturity date the MITTS Securities shall bear interest, payable upon demand of the Holders
thereof, at the rate of       % per annum (to the extent that payment of such
interest shall be legally enforceable) on the unpaid amount due and payable on such date in accordance with the terms of the MITTS Securities to the date payment of such amount has been made or duly provided for.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the MITTS Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than 66 2/3% in aggregate principal amount of the MITTS Securities at the time Outstanding, as defined in the Indenture, of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the MITTS Securities of each series at the time Outstanding, on behalf of the Holders of all MITTS Securities of each series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this MITTS Security shall be conclusive and binding upon such Holder and upon all future Holders of this MITTS Security and of any MITTS Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this MITTS Security.

          No reference herein to the Indenture and no provision of this MITTS Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Principal Amount plus the Supplemental Redemption Amount, if any, with respect to this MITTS Security and any interest on any overdue amount thereof at the time, place, and rate, and in the coin or currency herein prescribed.

          As provided in the Indenture and subject to certain limitations set forth therein and on the first page hereof, the transfer of this MITTS Security may be registered on the Security Register of the Company, upon surrender of this MITTS Security for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new MITTS Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The MITTS Securities are issuable only in registered form without coupons in denominations of $10 and integral multiples thereof. This MITTS Security shall remain in the form of a global security held by a Depository. Notwithstanding the foregoing, if (x) any Depository is at any time unwilling or unable to continue as Depository and a successor depository is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that this MITTS Security shall be exchangeable or
(z) an Event of Default has occurred and is continuing with respect to the MITTS Securities, this MITTS Security shall be exchangeable for MITTS Securities in definitive form of like tenor and of an equal aggregate Principal Amount, in denominations of $10 and integral multiples thereof. Such definitive MITTS Securities shall be registered in such name or names as the Depository shall instruct the Trustee. If definitive MITTS Securities are so delivered, the Company may make such changes to the form of this MITTS Security as are necessary or appropriate to allow for the issuance of such definitive MITTS Securities.

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

          Prior to due presentment of this MITTS Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this MITTS Security is registered as the owner hereof for all purposes, whether or not this MITTS Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          All terms used in this MITTS Security which are defined in the Indenture but not in this MITTS Security shall have the meanings assigned to them in the Indenture.

          Unless the certificate of authentication hereon has been executed by The Chase Manhattan Bank, the Trustee under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, this MITTS Security shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:  December 22, 1999

CERTIFICATE OF AUTHENTICATION                         Merrill Lynch & Co., Inc.
This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


The Chase Manhattan Bank, as Trustee   [Copy of Seal]           By:
                                                                      Treasurer

By:                                                             Attest:

     Authorized Officer                                               Secretary